UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2007
BLUELINX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 953-7000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 14, 2007, the Compensation Committee (the “Committee”) of the BlueLinx Holdings Inc. (the “Company”) Board of Directors, approved the financial, operational and strategic criteria used in establishing bonus and award grants for fiscal 2007 under the Company’s short-term cash incentive plan (the “Short-Term Incentive Plan”). These criteria are applicable to all participants under the Short-Term Incentive Plan, including the Company’s chief executive officer, chief financial officer and the Company’s other named executive officers.
     Under the Company’s Short-Term Incentive Plan, an annual bonus pool is established and funded based solely on performance as measured against established strategic, operational and/or financial goals at different levels of the Company’s operating structure. In general, the bonus pool is allocated to each participant based on the participant’s “target bonus percentage” (a percentage of such participant’s current compensation) and the extent to which the Company and/or such participant’s operating group(s) meets the established strategic, operational and/or financial goals. Each of the named executive officers is a participant in the Short-Term Incentive Plan, and each of their bonuses are subject to adjustment by the Committee, in its discretion, based on the officer’s individual performance and contribution to the Company.
     At its February 14, 2007 meeting, the Committee established the following target bonus percentages for fiscal 2007 for each of the named executive officers (such persons are determined by reference to the Company’s most recent filing with the Commission that required disclosure pursuant to Item 402(c) of Regulation S-K).

Stephen E. Macadam	75% of base salary
George R. Judd	65% of base salary
Lynn A. Wentworth	60% of base salary
Barbara V. Tinsley	45% of base salary
     The target bonus for Stephen E. Macadam, the Company’s chief executive officer, was previously set at 75% of his annual base salary in his employment agreement with the Company effective October 20, 2005. The target bonus for Lynn A. Wentworth, the Company’s chief financial officer, was previously set at 60% of her annual base salary in her employment agreement with the Company effective January 22, 2007. The full Board previously approved their target bonus percentages as part of their employment agreements.
     The Committee established corporate earnings before interest, tax, depreciation and amortization as the financial performance metric for the Short-Term Incentive Plan for fiscal 2007. The Committee also established certain operational and strategic metrics for the Short-Term Incentive Plan for fiscal 2007 including specialty product sales growth, sales force effectiveness and cost management goals.
     The foregoing summary of the Company’s Short-Term Incentive Plan is qualified in its entirety by reference to the full text of the Short-Term Incentive Plan, the form of which is filed as Exhibit 10.1 on the Company’s Form 8-K filed with the Commission on February 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.
By:	/s/ Barbara V. Tinsley
Barbara V. Tinsley
SVP, General Counsel & Secretary

Dated: February 21, 2007

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